                                                                   EXHIBIT 10.15


                                   AGREEMENT

     THIS AGREEMENT is signed as of the 27th day of June 1997, by and between ANALYTICAL SURVEYS, INC., a Colorado corporation (hereinafter referred to as "ASI"), and John A. Thorpe (hereinafter referred to as "Thorpe").

                                WITNESSETH THAT:

     WHEREAS, Thorpe has been employed by ASI as a full-time employee, and as Chief Technical Officer of ASI; and

     WHEREAS, Thorpe's full-time employment will be terminated on May 31, 1997, by reason of Thorpe's desire to semi-retire; and

     WHEREAS, ASI wants to hire Thorpe on a part-time basis, and ASI and Thorpe desire to state in writing the terms and conditions of their agreements and understandings, and to continue the term of Thorpe's employment on a part-time basis hereunder;

     NOW, THEREFORE, in consideration of the foregoing, of the mutual promises herein contained, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending legally to be bound, agree as follows:

1.   Term of Employment.
     ------------------

     The term shall commence on June 1, 1997, and shall continue through September 30, 1999, unless sooner terminated in accordance with the provisions of Paragraph 4.2 below.

2.   Duties.
     ------

     2.1 It is understood and agreed that Thorpe's principal duties on behalf of ASI are and shall be as technological consultant and member of the Board of Directors, or such additional responsibilities as may be mutually agreed by Thorpe and the Chief Executive Officer ("CEO") of ASI.

     2.2 Thorpe covenants and agrees that at all times during the term of this Agreement, he shall devote his best efforts to his duties as an employee of ASI; provided that he shall not be required to work on any set schedule or for any set number of hours.

3.   Compensation.
     ------------

     As compensation for the services to be rendered by Thorpe for ASI under this Agreement, including services as a director of ASI, Thorpe shall be paid $38,250 annual salary, on the same basis (biweekly) as ASI's payroll, during the term hereof.

4.   Additional Benefits.
     -------------------

     In addition to, and not in limitation of, the compensation referred to in Paragraph 3, Thorpe shall be paid the following additional benefits during the term hereof:


     4.1  Reimbursement.  Reimbursement of all reasonable expenses incurred by
         --------------
Thorpe in connection with performance of his duties, upon submission of vouchers. Reasonable expenses shall include, but not limited to all reasonable out of pocket expenses for entertainment, automobile expenses, travel, meals, lodging, professional dues and the like incurred by Thorpe in the interest of ASI, subject to such guidelines and policies as may be promulgated by ASI for senior executives.

     4.2  Death or Disability Payments.  In the event of Thorpe's disability or
          ----------------------------
death, prior to September 30, 1999, Thorpe's salary in effect at the time of his death or disability shall continue to be paid to Thorpe, or to his designee, for a period of six (6) calendar months from the date of death or from the date of his termination by reason of disability. For the purposes of this Agreement, the obligations of ASI to make the payments upon the disability of Thorpe shall not become effective unless and until all of the following conditions are met, as determined by an independent physician selected by the CEO of ASI and agreed to by Thorpe: (1) Thorpe shall become physically or mentally incapable (excluding infrequent and temporary absences due to ordinary illness) of properly performing the services required of him in accordance with his obligations under paragraph 2 hereof or similar provisions of any renewal agreement; (2) such incapacities shall exist or be reasonably expected to exist for more than ninety
(90) days in the aggregate during the period of twelve (12) consecutive months; and (3) either Thorpe or ASI shall have given the other thirty (30) days' written notice of his or its intention to terminate the active employment of Thorpe because of such disability.

     4.3  Life Insurance.  Thorpe shall continue to be provided with the
          --------------
existing $500,000 split-dollar insurance policy (the "Policy") during the term of this Agreement. At the termination of this Agreement, Thorpe shall have the right, at his option, to take over full payments on the Policy, and ownership of the Policy.

     4.4  Comparable Benefits.  Thorpe shall also be provided with the same
          -------------------
additional benefits comparable to other senior management Employees of ASI, including but not limited to health, dental, and disability insurance, Section 401(K) plan, and stock options, but shall not be included in the ASI bonus incentive plan, or receive any holiday, sick leave, or vacation benefits. Thorpe shall be eligible for Stock Options on the same basis as other directors of ASI.

5.   Disclosure of Information.
     -------------------------

     Thorpe acknowledges that in and as a result of his employment hereunder, he will be making use of, acquiring, and/or adding to confidential information of a special and unique nature and value relating to such matters as ASI's trade secrets, systems, procedures, manuals, confidential reports, and lists of clients. As a material inducement to ASI to enter into this Agreement and to pay to Thorpe the compensation stated in Paragraph 3, as well as any additional benefits stated in Paragraph 4, Thorpe convenants and agrees that he shall not, other than in the ordinary course of business conducted for ASI, at any time during or following the term of his employment, directly or indirectly divulge or disclose for any purpose whatsoever or appropriate to his own use or the use of others any confidential information that has been obtained by, or disclosed to him, as a result of his employment by ASI.

6.   Covenant Not To Compete.
     -----------------------

     Thorpe agrees that he shall not directly or indirectly own, control, operate, manage, consult, own shares in, be employed by, or otherwise participate in any sole proprietorship, corporation, partnership or entity whose primary business is the same or similar to the business of ASI during the term of his employment hereunder, nor for a period of ten (10) years after his termination of employment, anywhere within the territory in which ASI does business; provided, that the Chief Executive Officer or the Board of Directors shall have the right (but not be required) to waive this covenant not to compete in writing, with respect to any specific situation presented to them in advance, in writing by Thorpe, where the CEO or the Board, at their sole and absolute discretion, deem Thorpe's intended participation not to be adverse to ASI's interests.

     The parties hereto recognize that Thorpe has been retained as a member of the senior executive management of ASI, and that in said position he is considered to be part of the professional, management and executive staff of the Corporation.

     In the event Thorpe violates this covenant of non-competition, both parties acknowledge and agree that ASI shall have the right to bring a lawsuit to enforce this covenant against Thorpe, and to obtain equitable relief in the form of an injunction and, where applicable, damages at law; that the District Court for El Paso County, Colorado shall have venue, and exclusive jurisdiction in such lawsuit; and that Colorado law shall apply.

     In the event ASI must bring such a lawsuit by reason of Thorpe's breach of this covenant of non-competition, ASI shall be entitled to recover its reasonable attorneys fees, costs, and expenses of litigation, in the event it prevails in such lawsuit.

     This covenant of non-competition has been negotiated and agreed to by and between ASI and Thorpe with full knowledge of, and pursuant to the requirements of Section 8-2-113 (2) Colorado Revised Statutes, as amended from time to time, and is deemed by both parties to be fair and reasonable under the terms of that statute.

7.   Option to Extend.
     ----------------

     At Thorpe's option, upon thirty (30) days prior written notice to ASI, the term of this Agreement will be extended for a period of one (1) additional year, from September 30, 1999 through September 30, 2000, on the same terms and conditions as contained herein.

8.   Indemnification.
     ---------------

     So long as Thorpe is not found by a court of law to be guilty of a willful and material breach of this Agreement, or to be guilty of willful gross misconduct, he shall be indemnified from and against any and all losses, liability, claims and expenses, damages, or causes of action, proceedings or investigations, or threats thereof (including reasonable attorney fees and expenses of counsel satisfactory to and approved by Thorpe) incurred by Thorpe, arising out of, in connection with, or based upon Thorpe's services and the performance of his duties pursuant to this Agreement, or any other matter contemplated by this Agreement, whether or not resulting in any such liability; and Thorpe shall be reimbursed by ASI as and when incurred for any reasonable legal or other expenses incurred by Thorpe in connection with investigating or defending against any such loss, claim, damage, liability, action, proceeding, investigation or threat thereof, or producing evidence, producing documents or taking any other action in respect thereto (whether or not Thorpe is a defendant in or target of such action, proceeding or investigation).

9.   Governing Law.
     -------------

     It is understood and agreed that the construction and interpretation of this Agreement shall at all times and in all respects be governed by the laws of the State of Colorado.

10.  Severability.
     ------------

     The provisions of this Agreement shall be deemed severable, and the invalidity or unenforceability of any one or more of the provisions of this Agreement shall not affect the validity and enforceability of the other provisions.

11.  Notice.
     ------

     Any notice required to be given shall be sufficient if it is in writing and sent by certified or registered mail, return receipt requested, first-class postage prepaid, to his residence in the case of Thorpe, and to its principal office in the case of ASI.

12.  Entire Agreement; Cancellation of Prior Agreements.
     --------------------------------------------------

     12.1 This Agreement contains the entire agreement and understanding by and between ASI and Thorpe with respect to the employment of Thorpe, and no representations, promises, agreements, or understandings, written or oral, not contained herein shall be of any force or effect. No change or modification of this Agreement shall be valid or binding unless it is in writing and signed by the party intended to be bound.

     12.2 This Agreement replaces in its entirety Thorpe's prior Employment Agreement with ASI; provided, however, that the Deferred Compensation which has accrued to date under his previous Employment Agreement (s), in the amount of $85,000.00, will be paid to Thorpe as follows:

     Paid during regular payroll periods (bi-weekly), in equal amounts of $1,089.74 over a three year period.

     12.3 As of June 1, 1997, the existing Stock Redemption Agreement, between ASI and Thorpe, will be canceled and terminated together with the life insurance policy on Thorpe's life pursuant to the Stock Redemption Agreement, and ASI may thereupon, at its option, cancel the "key man" insurance on Thorpe's life.

     12.4 No waiver of any provision of this Agreement shall be valid unless it is in writing and signed by the party against whom the waiver is sought to be enforced. No valid waiver of any provision of this Agreement at any time shall be deemed a waiver of any other provision of this Agreement at such time or at any other time.

13. Burden and Benefit.
    ------------------

     This Agreement (together with Thorpe's stock options pursuant to ASI's stock option plans) shall be binding upon, and shall inure to the benefit of, ASI and Thorpe, and their respective heirs, personal and legal representatives, successors, and assigns and shall be expressly binding upon and inure to the benefit of any person or entity acquiring ASI, by merger, consolidation, purchase of assets or stock, or otherwise.

     The duties of Thorpe hereunder are not assignable by Thorpe without the prior written consent of ASI, and the interests of Thorpe hereunder are not subject to the claims of his creditors, and may not be voluntarily or involuntarily assigned, alienated or encumbered.

14.  Termination.
     -----------

     14.1  By Thorpe.  In the event ASI is acquired by a third party, Thorpe may
           ---------
at his sole option, terminate this Agreement, upon thirty (30) days written notice to ASI. Upon such termination by Thorpe, ASI shall have no further liabilities or obligations to Thorpe hereunder; except under Section 8 (Indemnification), and 12.2 (Deferred Compensation), and Thorpe's only further liabilities to ASI shall be his covenants under Section 5 (Disclosure of Information), and Section 6 (Covenant not to Compete), which Sections shall survive termination of this Agreement.

     14.2  By ASI.  ASI may terminate Thorpe's employment hereunder only (1) in
           -------
the event of Thorpe's death or disability, subject to the provisions of Section
4.2 above; or (b) "for cause," which shall be defined as "the failure of Thorpe for any reason, within thirty (30) days after receipt by Thorpe of written notice thereof from ASI, to correct, cease, or otherwise alter any action or omission to act that constitutes a material and willful breach of this Agreement likely to result in material damage to the ASI, or willful gross misconduct likely to result in material damage to the ASI." Upon such termination "for cause" under Section 14.2(b), ASI shall have no further liabilities to Thorpe, except under Section 8 (Indemnification), and 12.2 (Deferred Compensation), and Thorpe's only further liabilities to ASI shall be his covenants under Section 5 (Disclosure of Information), and Section 6 (Covenant not to Compete), which Sections shall survive termination of this Agreement.

15. Counterparts.
    ------------

     The Agreement may be executed in two or more counterparts, any one of which shall be deemed the original without reference to the others.

     IN WITNESS WHEREOF, ASI and Thorpe have duly executed this Agreement as of the day and year first above written.


                                    ASI:


     ATTEST:                        ANALYTICAL SURVEYS, INC.,
                                    a Colorado corporation

/s/ Scott C. Benger
____________________________
Secretary                           By:   /s/ Sidney V. Corde
                                        ________________________________
                                        CEO



                                    THORPE:

                                      /s/ John A. Thorpe
                                    _____________________________________
                                    JOHN A. THORPE